Exhibit 10.38

FIRST AMENDMENT OF THE

BLUEBIRD BIO, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, bluebird bio, Inc., a U.S. corporation incorporated under the laws of the state of Delaware (the “Company”) maintains and operates the bluebird bio, Inc. 2013 Employee Stock Purchase Plan (the “ESPP”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the Company’s best interests to amend the ESPP to: (i) allow for separate offerings under the ESPP in accordance with the final regulations published by the U.S. Department of the Treasury on November 16, 2009 relating to options granted under an “employee stock purchase plan” as defined under Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended; and (ii) to include any employee of the Company or Designated Subsidiary to the extent that local law requires participation in the ESPP to be extended to such employee, as determined by the Company.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Board by Section 18 of the ESPP, the ESPP be and it is hereby amended, effective December 18, 2017, in the following particulars:

1.	By deleting current Section 2 of the ESPP in its entirety and substituting the following new Section 2 in lieu thereof:

2. Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). In addition, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements for an “employee stock purchase plan” within the meaning of Section 423(b) of the Code), and the Administrator will designate which Designated Subsidiary is participating in each separate Offering.  Unless otherwise determined by the Administrator, the initial Offering will begin on January 1st of the year designated by the Administrator and will end on the following June 30th (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1st and July 1st and will end on the last business day occurring on or before the following June 30th and December 31st, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration.

2.	By deleting current Section 3 of the ESPP in its entirety and substituting the following new Section 3 in lieu thereof:

3. Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and have completed at least six months of employment. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation.  Notwithstanding the foregoing, for Options granted under a separate Offering, eligible employees shall include any other employee of the Company or Designated Subsidiary to the extent that local law requires participation in the Plan to be extended to such employee, as determined by the Company.

IN WITNESS WHEREOF, the Board has caused this amendment to be executed on its behalf by its duly authorized officer this 18th day of December 2017.

BLUEBIRD BIO, INC.
By:	/s/ Jason F. Cole
Its:	Chief Legal Officer

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